                                                                    EXHIBIT 10.6

                            STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Agreement"), dated as of December 29, 1995, is by and between NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), and HENRY W. SULLIVAN ("Employee").

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

     1.  GRANT OF OPTION; VESTING SCHEDULE.

     (a) Grant of Option. The Company hereby grants to Employee an option the ("Option") to purchase, subject to the terms and conditions hereof, from the Company two hundred thousand (200,000) shares (the "Option Shares") of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") beginning on the Commencement Date (as defined below) and ending at 5:00 p.m. Eastern Standard Time, on December 29, 2004 (the "Termination Date"), at an exercise price equal to $2.50 per share of Common Stock. As used herein, the term "Commencement Date" shall mean the date first set out above. The number of Option Shares and the exercise price per share shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below. The shares of Common Stock or any other shares or other units of stock or other securities or property, or any combination thereof then receivable upon exercise of the Option, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares." The exercise price per share as from time to time in effect is referred to hereinafter as the "Exercise Price."

  The Option is not an "incentive stock option" as described in Section 422A of the Internal Revenue Code of 1986, as amended.

     (b) Vesting Schedule. Following the Commencement Date, the Option shall vest and be exerciseable (unless earlier terminated as provided herein) on December 29 in the years set forth below and in the amounts set forth below:

                                           NUMBER OF
                            DECEMBER 29     SHARES
                            1996            50,000
                            1997            50,000
                            1998            50,000
                            1999            50,000
                                           -------
                            Total          200,000

; provided, however, that (i) the Option to acquire such shares shall vest on the date set forth above only in the event that Employee is in the employ of the Company or any of

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

its subsidiaries in any capacity on such date and (ii) the Option to acquire any Exercise Shares, if not earlier terminated by the terms of this Agreement, shall terminate on the 5th annual anniversary date of the date on which the Option to acquire such Exercise Shares vested as provided in this clause (b). The period beginning on the Commencement Date and ending on the Termination Date is sometimes referred to herein as the Option Period. Except as provided otherwise in the next succeeding paragraph, if Employee is not in the employ of the Company or any of its subsidiaries in any capacity on any of the various vesting dates set forth above, regardless of the reason therefore, then the Option with respect to such year shall not vest.

     Notwithstanding anything herein to the contrary, in the event Employee is no longer employed by the Company or any of its subsidiaries as a result of the termination of such employment relationship:

     (x) by the Company or any of its subsidiaries for any reason other than "Cause" (as such term is then defined in any written employment agreement between Employee, on the one hand, and the Company or any such subsidiary, on the other hand (the "Employment Agreement"), or the death or disability (as such term may be defined in such Employment Agreement) of Employee, or

     (y) by Employee for "Good Reason" (as such term may be defined in such Employment Agreement), then 50% of all Option Shares that have not vested on or before the date of such termination shall immediately vest as of such termination date, and the Option Period with respect to such newly vested Option Shares shall begin on such termination date and shall continue for a period of five years thereafter and expire on the fifth anniversary date of such termination date.

     2. EXERCISE OF OPTION. The Option may be exercised, so long as it is then valid and outstanding, from time to time in whole (as to Option Shares then exercisable) or in part, and if in part, on as many occasions during the Option Period as Employee shall desire, subject to the terms and provisions of this Agreement. The Option may be exercised upon delivery on any business day to the Company at its address set forth below (or such other office of the Company, if any, as shall theretofore have been designated by the Company by written notice to the Employee) of the following:

     (a) a completed and executed Notice of Option Exercise in the form set forth in Appendix A hereto and made a part hereof; and

     (b) payment of the full Exercise Price for the number of Exercise Shares set forth in the Notice of Option Exercise, in lawful money of the United States of America, by certified check or cashier's check made payable to the order of the Company (or with the consent of the Company, the purchase price therefor may be paid in whole or in part by the delivery to the Company of certificates representing shares of Common Stock held

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

by Employee, duly endorsed for transfer or accompanied by blank stock, each of which shares shall be valued at a price equal to its then Current Market Value, as defined below).

In the event that Employee is no longer in the employ of the Company or any of its subsidiaries in any capacity, Employee shall be entitled to exercise this Option, according to the terms and conditions set forth herein, to purchase only that number of Option Shares in which Employee has become vested prior to the termination of such employment or, pursuant to the provisions of the last paragraph of Section 1(b) hereof, immediately as of such termination.

     3. ISSUANCE OF EXERCISE SHARES; DELIVERY OF STOCK CERTIFICATE. The Company shall, within ten (10) business days (or as soon thereafter as is practicable) of the exercise of this Option, issue in the name of and cause to be delivered to the Employee (or such other person or persons, if any, as the Employee shall have designated in the Notice of Option Exercise) one or more certificates representing the Exercise Shares to which the Employee (or such other person or persons) shall be entitled upon such exercise under the terms hereof. Such certificate or certificates shall be deemed to have been issued and the Employee (or such other person or persons so designated) shall be deemed to have become the record holder of the Exercise Shares as of the date of the due exercise of this Option.

     4. EXERCISE SHARES FULLY PAID AND NON-ASSESSABLE. The Company agrees and covenants that all Exercise Shares issuable upon the due exercise of the Option will, upon issuance of a certificate therefor in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes (other than taxes which, pursuant to this Agreement, the Company shall not be obligated to pay) or liens, charges, and security interests created by the Company with respect to the issuance thereof.

     5. RESERVATION OF EXERCISE SHARES. At the time of or before taking any action which would cause an adjustment pursuant to this Agreement increasing the number of shares of capital stock constituting the Exercise Shares, the Company will take any corporate action which may be necessary in order that the Company have remaining, after such adjustment, a number of shares of such capital stock unissued and unreserved for other purposes sufficient to permit the exercise of all the then vested Options under this Agreement of like tenor immediately after such adjustment. The Company will also from time to time take action to increase the authorized amount of its capital stock constituting the Exercise Shares if at any time the number of shares of capital stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of the Options under this Agreement then vested.

The Company may but shall not be limited to reserve and keep available, out of the aggregate of its authorized but unissued shares of capital stock, for the purpose of enabling it to satisfy any obligation to issue Exercise Shares upon exercise of Options,

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

through the Termination Date, the number of Exercise Shares deliverable upon the full exercise of this Option.

  At the time of or before taking any action which would cause (pursuant to the provisions of this Section 5) an adjustment resulting in a reduction of the Exercise Price below the then par value (if any) of the Exercise Shares issuable upon exercise of the Options, the Company will take any corporate action which may be necessary in order to assure that the par value per share of the Exercise Shares is at all times equal to or less than the Exercise Price per share and so that the Company may validly and legally issue fully paid and non-assessable Exercise Shares at the Exercise Price, as so adjusted. The Company will also from time to time take similar action if at any time the Exercise Price is below the then par value of the Exercise Shares.

     6. FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of capital stock upon the exercise of this Option or to deliver stock certificates which evidence fractional shares of capital stock. In the event that any fraction of an Exercise Share would, except for the provisions of this Section 6, be issuable upon the exercise of this Option, the Company shall pay to the Employee an amount in cash equal to such fraction multiplied by the Current Market Value (as defined herein) of the Exercise Share. For purposes of this subparagraph, the "Current Market Value" shall mean, and be determined, as follows:

     (a) if the type of securities representing the Exercise Shares are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ Reporting System, the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or another generally accepted reporting service, for the last business day prior to the date on which this Option is exercised, or if not so reported, the average of the closing bid and asked prices for an Exercise Share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose;

     (b) if the type of securities representing the Exercise Shares are listed or traded on a national securities exchange or in the NASDAQ National Market System, the closing price on the principal national securities exchange on which they are so listed or traded or in the NASDAQ National Market System, as the case may be, on the last business day prior to the date of the exercise of this Option. The closing price referred to in this clause (b) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case, on the national securities exchange on which the Exercise Shares are then listed or in the NASDAQ Reporting System; or

     (c) if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors of the Company.

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

     7. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Exercise Shares upon the exercise of this Option; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any certificates representing the Exercise Shares in a name other than that of the Employee, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     8. RIGHTS OF EMPLOYEE. The Employee shall not, by virtue of anything contained in this Agreement or otherwise, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter, with respect to any Exercise Shares prior to the acquisition of such Exercise Shares on the exercise of this Option as provided in this Agreement .

     9. ADJUSTMENT OF EXERCISE SHARES AND EXERCISE PRICE. The Exercise Price and the number and kind of Exercise Shares purchasable upon the exercise of this Option shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 9. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of this Option also shall be subject to adjustment as hereinafter provided.

     (a) In the case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or classify its outstanding Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, classification, combination or reclassification shall be proportionally adjusted so that the Employee, upon any exercise of this Option immediately thereafter shall be entitled to receive the aggregate number and kind of shares which, if this Option had been exercised by such Employee immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, classification, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $5.00 per share, the adjusted Exercise Price immediately after such event would be $2.50 per share, and as a result, the number of Option Shares would double. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall hereafter issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock

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

(or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in the subsection (d) below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

     (c) Whenever the Exercise Price payable upon exercise of this Option is adjusted pursuant to the provisions of (a) or (b) above, the number of Exercise Shares purchasable upon exercise of this Option shall simultaneously be adjusted by multiplying the number of Exercise Shares initially issuable upon exercise of this Option by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

     (d) For the purpose of any computation under the subsection above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days before such date. The closing price for each day shall be the last sale price (regular way) or, in case no such reported sale takes place on such day, the average of the last reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

     (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of the provisions of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this section to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 9 as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, classification, reclassification or combination of Common Stock, issuance of warrants or options or other rights to acquire Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Section 9 hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

     (f) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of this Option to be mailed to the Employee, at the address set forth in this Agreement for notice, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

     (g) In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the Employee thereafter shall become entitled to receive any Exercise Shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 9.

     10. RESTRICTIONS ON EXERCISE AND TRANSFERABILITY. This Option, and the rights of Employee under this Agreement, shall be exerciseable only by the Employee or, upon his death or disability, by his estate or any duly appointed guardian, executor, administrator, trustee or other legal representative(s), and shall not be transferred or assigned to any other party other than Employee's estate upon his death.

     11. RESTRICTIVE LEGENDS. So long as an exemption therefrom is then available, the Company shall not be required by the terms of this Agreement to register, under the Securities Act of 1933, as amended (the "Act"), or under applicable state securities laws (together with the Act, the "Securities Laws"), any of the Exercise Shares issued or to be issued upon the exercise of the Option. In addition, in the event that any such Exercise Shares are not so registered, Employee consents to the placement on the certificate or certificates representing such Exercise Shares a legend or legends to the effect that, among other things, neither such certificate or certificates nor the Exercise Shares evidenced thereby have been registered under any Securities Laws and that no sale, transfer or other disposition thereof or any interest therein may be made or shall be recognized unless in the satisfactory written opinion of counsel for, or satisfactory to,

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

the Company, such transaction would not violate or required registration under such Securities Laws. The Company may also place on such certificate or certificates any other legend it deems necessary or desirable in order to conform to any of the Securities Laws.

     12. CERTAIN REGISTRATION RIGHTS. If at any time prior to the Termination Date the Company registers under the Act any shares of Common Stock to be issued to an executive officer of the Company or any of its subsidiaries upon exercise of an option (a "Management Option") to acquire such shares of Common Stock granted in connection with such person's employment with the Company or any of its subsidiaries as an executive officer, then the Company shall offer in writing to Employee a corresponding right to receive shares of Common Stock that are registered under the Act upon the exercise of any of Employee's then vested and unexercised shares of Common Stock under this Agreement upon similar terms and provisions as those offered to such other executive officer. In addition, if at any time prior to the Termination Date the Company offers to register any of such other executive officer's outstanding shares of Common Stock that were issued to him upon exercise of a Management Option, then the Company shall offer in writing to Employee at the same time a corresponding right to cause the Company to register any of the Employee's then outstanding shares of Common Stock that were issued to him upon exercise of the Option granted under this Agreement. The rights granted in favor of Employee under this Section 12: (a) shall be as equal in nature to the rights granted in favor of such other executive officer as is reasonably practicable, (b) shall relate to a proportionate number of Employee's shares of Common Stock as the Board of Directors of the Company deems reasonable and (c) shall be subject to such other reasonable terms and conditions as the Board of Directors of the Company may then impose.

     13. NOTICES. All notices or other communications under or relating to this Agreement shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt request, addressed as follows:

     If to the Company:
          North American Technologies Group, Inc.
          4710 Bellaire Blvd., Suite 301
          Bellaire, Texas 77401
          Attention:  Corporate Secretary

     If to the Employee:

          Henry W. Sullivan
          4710 Bellaire Blvd., Suite 301
          Bellaire, Texas 77401

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

     Either of the Company or the Employee may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section.

     14. AMENDMENTS. This Agreement may be amended or supplement only by a writing signed by both parties hereto.

     15. SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 10 hereof, this Agreement shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Employee and the Company.

     16. SEVERABILITY. If for any reason any provision, paragraph or terms of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and Sections of this Agreement shall be deemed to be severable.

     17. GOVERNING LAW. To the full extent controllable by stipulation of the Company and Employee, this Agreement shall be interpreted and enforced under Texas law.

     18. HEADINGS. Headings used herein are included herein for convenience of reference only and shall not affect the construction of this Agreement or constitute a part of this Agreement for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first set out above.


"Company"                NORTH AMERICAN TECHNOLOGIES
                         GROUP, INC.

                         By: /s/ Tim B. Tarrillion
                           Tim B. Tarrillion
                           President and Chief Executive Officer


"Employee"               HENRY W. SULLIVAN

                         /s/ Henry W. Sullivan
                         __________________________________________

                                   APPENDIX A
                        NOTICE OF STOCK OPTION EXERCISE

     Pursuant to that certain Stock Option Agreement, dated as of ____________, 1995, as amended to date (the "Agreement"), by and between North American Technologies Group, Inc., a Delaware corporation (the "Company"), and the undersigned, and subject to the vesting periods set forth therein, the undersigned hereby irrevocably elects to exercise an option to acquire ________________ shares of _____________________________, at an exercise price of $____ per share, or an aggregate purchase price of $__________. Enclosed herewith is a certified check or cashier's check made payable to the order of the Company in the amount of the aggregate purchase price set forth in the preceding sentence [or, if, applicable: "; provided, however, that $________ of such purchase price therefor is hereby paid by the delivery to the Company of ______ shares of Common Stock represented by certificate no(s) ___________, duly endorsed for transfer or accompanied by a blank stock power, all in accordance with the terms and provisions of the Agreement"]. Each capitalized terms used herein, unless otherwise defined, has the meaning given such term in the Agreement.

     The undersigned hereby represents and agrees that the Exercise Shares purchased pursuant hereto are being purchased for investment and not with a view to the distribution or resale thereof, and that the undersigned understands that said Exercise Shares have not been registered under the Securities Laws.

     The undersigned requests that a certificate for the Exercise Shares be issued in the name of:

          ______________________________________
          ______________________________________
          ______________________________________
          [Please print name, address]

Address of Employee (if different from above):

          _________________________________
          _________________________________
          _________________________________

Dated:__________________

Name of Employee:     _________________________________
Employee's Signature:  _________________________________

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